                                                                     EXHIBIT 11


                                 MAXCO, INC.
               STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


                                                                     Three Months Ended December 31,
                                                                     1996                1995
                                                              ------------------  ------------------
                                                               (In thousands except per share data)
NET INCOME FOR COMPUTATION
 OF PER SHARE AMOUNTS
Net income (loss) from continuing operations                       $         87         $    (1,129)
Net income (loss) from discontinued operations                             (693)                 54
                                                                   ------------         -----------
Net income                                                                 (606)             (1,075)
Preferred stock dividends                                                   (51)                (51)
Net Income (Loss) Attributable To Common Stock-Primary
  Continuing operations                                                      36              (1,180)
  Discontinued operations                                                  (693)                 54
                                                                   ------------         -----------
                                                                           (657)             (1,126)
                                                                   ============         ===========
Net Income (Loss) Attributable To Common Stock-Fully Diluted
  Continuing operations                                                      63              (1,153)
  Discontinued operations                                                  (693)                 54
                                                                   ------------         -----------
                                                                           (630)             (1,099)
                                                                   ============         ===========
PRIMARY
-------
Average shares outstanding                                            3,690,096           4,231,899
Net effect of dilutive stock options--based on the
  Treasury Stock Method using average market price                       70,361             116,659
                                                                   ------------         -----------
                                             TOTAL                    3,760,457           4,348,558
Net income (loss) per share:
  Continuing operations                                            $        .01         $      (.27)
  Discontinued operations                                                  (.18)                .01
                                                                   ------------         -----------
                                                                   $       (.17)        $      (.26)
                                                                   ============         ===========
FULLY DILUTED
-------------
Average shares outstanding                                            3,690,096           4,231,899
Net effect of dilutive stock options--based on the Treasury
  Stock Method using the quarter-end market price if
  higher than average market price                                       70,361             116,659
Assumed conversion of series two 12% cumulative
  redeemable convertible preferred stock                                231,840             231,840
                                                                   ------------         -----------
                                             TOTAL                    3,992,297           4,580,398
Net income (loss) per share:
  Continuing operations                                            $        .01         $      (.25)
  Discontinued operations                                                  (.17)                .01
                                                                   ------------         -----------
                                                                   $       (.16)        $      (.24)
                                                                   ============         ===========

                                                                     EXHIBIT 11



                                 MAXCO, INC.
               STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


                                                                  Nine Months Ended December 31,
                                                                     1996                1995
                                                              ------------------  ------------------
                                                               (In thousands except per share data)
NET INCOME FOR COMPUTATION
  OF PER SHARE AMOUNTS
Net income (loss) from continuing operations                       $     22,879        $     (1,404)
Net income from discontinued operations                                    (594)                405
                                                                   ------------        ------------
Net income                                                               22,285                (999)
Preferred stock dividends                                                  (153)               (153)
Net Income (Loss) Attributable To Common Stock-Primary
  Continuing operations                                                  22,726              (1,557)
  Discontinued operations                                                  (594)                405
                                                                   ------------        ------------
                                                                         22,132              (1,152)
                                                                   ============        ============
Net Income (Loss) Attributable To Common Stock-Fully Diluted
  Continuing operations                                                  22,807              (1,476)
  Discontinued operations                                                  (594)                405
                                                                   ------------        ------------
                                                                         22,213              (1,071)
                                                                   ============        ============
PRIMARY
-------
Average shares outstanding                                            3,945,921           4,258,619
Net effect of dilutive stock options--based on the
  Treasury Stock Method using average market price                       71,944             118,641
                                                                   ------------        ------------
                                   TOTAL                              4,017,865           4,377,260
Net income (loss) per share:
  Continuing operations                                            $       5.66        $       (.35)
  Discontinued operations                                                  (.15)                .09
                                                                   ------------        ------------
                                                                   $       5.51        $       (.26)
                                                                   ============        ============
FULLY DILUTED
-------------
Average shares outstanding                                            3,945,921           4,258,619
Net effect of dilutive stock options--based on the Treasury
  Stock Method using the quarter-end market price if
  higher than average market price                                       71,944             118,641
Assumed conversion of series two 12% cumulative
  redeemable convertible preferred stock                                231,840             231,840
                                                                   ------------        ------------
                                   TOTAL                              4,249,705           4,609,100
Net income (loss) per share:
  Continuing operations                                            $       5.37        $       (.32)
  Discontinued operations                                                  (.14)                .09
                                                                   ------------        ------------
                                                                   $       5.23        $       (.23)
                                                                   ============        ============